AGREEMENT AND AMENDMENT

This Agreement and Amendment (this "Agreement") is dated as of January 5, 2005, by and between PARKWAY PROPERTIES LP, a Delaware limited partnership, having an address at One Jackson Place, 188 East Capitol Street, Suite 1000, Jackson, Mississippi 39201 ("Parkway"), and 233 CHICAGOINVEST, INC., a Delaware corporation, having an address at 280 Park Avenue, 37th Floor, New York, New York  10017 ("Chicago Inc.").

RECITALS

A.        Chicago OfficeInvest, LLC, a Delaware limited liability company ("Chicago LLC"), Parkway and Parkway 233 North Michigan Manager, Inc. (the "Company Manager"), a Delaware corporation, have entered into that certain Amended and Restated Operating Agreement of Parkway 233 North Michigan, LLC (the "Property Operating Agreement"), dated as of May 30, 2002;

B.         Chicago LLC is the owner of sixty-nine and ninety-three hundredths percent (69.93%) of the Common Membership Interests (as defined in the Property Operating Agreement) in Parkway 233 North Michigan, LLC (the "Company"), a Delaware limited liability company;

C.        Parkway is the owner of twenty-nine and ninety-seven hundredths percent (29.97%) of the Common Membership Interests in the Company;

D.        The Company Manager is owner of ten hundredths percent (0.10%) of the Common Membership Interests in the Company;

E.         Chicago LLC is the owner of one hundred percent (100%) of the Preferred Membership Interests (as defined in the Property Operating Agreement) in the Company;

F.         Parkway Properties, Inc. ("PPI"), a Maryland corporation, is the owner of 30 shares of common stock, no par value per share, of the Company Manager, and Chicago LLC is the owner of 70 shares of common stock, no par value per share, of the Company Manager;

G.        Chicago Inc. and Investcorp Properties Limited, a Delaware corporation ("IPL") have entered into that certain Operating Agreement of Chicago OfficeInvest, LLC (the "Chicago LLC Operating Agreement"), dated as of May 30, 2002;

H.        Chicago Inc. is the owner of ninety-seven and fifty hundredths percent (97.50%) of the membership interests in Chicago LLC, and IPL is the owner of two and fifty hundredths percent (2.50%) of the membership interests in Chicago LLC;

I.          On the Initial Closing Date (as hereinafter defined), (i) the Company shall redeem Chicago LLC's Preferred Membership Interest in the Company and pay to Chicago LLC the amount of $27,052,967.98 on account of the Redemption Amount (as defined in the Property Operating Agreement), and (ii) Chicago LLC shall distribute to Chicago Inc. the amount of $27,052,967.98 pursuant to the terms of Section 9(b) of the Chicago LLC Operating Agreement;

J.          On the Initial Closing Date, on account of the Redemption Amount, Parkway only shall make an additional capital contribution to the Company to fund the Redemption Amount;

K.        Following receipt of the payments to Chicago LLC and Chicago Inc., (i) on the Initial Closing Date, Chicago Inc. shall transfer to Parkway, and Parkway shall acquire from Chicago Inc., 90% of all of the Membership Interests (as hereinafter defined) in Chicago LLC, and (ii) on the Second Closing Date (as hereinafter defined), IPL and Chicago Inc. shall transfer to Parkway, and Parkway shall acquire from IPL and Chicago Inc., all of their remaining membership interests in Chicago LLC, subject to and in accordance with the terms of the Agreement.

L.         The initial closing of the transactions contemplated by this Agreement (i.e., all of the transactions contemplated by this Agreement except pursuant to the terms of Section 5 hereof) shall occur no later than January 18, 2005 (the "Initial Closing Date") and all parties acknowledge and agree that TIME IS OF THE ESSENCE with respect to January 18, 2005.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.         On the Initial Closing Date, as described in the Recitals hereof (i) Parkway shall make the additional capital contributions in the amount of $27,052,967.98 on account of the Redemption Amount, (ii) the Company shall pay such amount to Chicago LLC and shall redeem Chicago LLC's Preferred Membership Interests, and (iii) Chicago LLC shall distribute to Chicago Inc. the amount of $27,052,967.98 pursuant to the terms of Section 9(b) of the Chicago LLC Operating Agreement.

2.         Following receipt of the distributions described above, and upon receipt of the Initial Purchase Price (as hereinafter defined), Chicago Inc. shall transfer and assign to Parkway a 90% membership interest in Chicago LLC, including, without limitation, 90% of Chicago Inc.'s right to profits, losses and distributions after the Initial Closing Date (the "Membership Interests") pursuant to that certain Assignment of Membership Interests in the form of Exhibit A annexed hereto and made a part hereof (the "Assignment Agreement").  In addition, Chicago Inc. shall execute and deliver to Parkway a FIRPTA certificate in the form of Exhibit A-1 annexed hereto and made a part hereof.

3.         (a)        On the Initial Closing Date, the Company and the Company Manager shall distribute to each of the members in the Company and the shareholders in the Company Manager, as the case may be (in accordance with their Applicable Percentages), an amount equal to all cash, as of the Initial Closing Date, in any accounts of the Company and/or the Company Manager and all deposits or reserves held by the Mortgage Lender (as defined in the Property Operating Agreement) (it being understood and agreed that (x) Parkway only shall make an additional capital contribution to the Company and the Company Manager to fund the Company's and the Company Manager's distribution to Chicago LLC of Chicago LLC's Applicable Percentage of such deposits and reserves held by the Mortgage Lender, and (y) the foregoing funds received by Chicago LLC shall be distributed to Chicago Inc. and IPL, 97.50% and 2.50%, respectively); provided, however, that (I) with respect to reserves held by the Mortgage Lender on account of real estate taxes affecting the Property, on the Initial Closing Date, Parkway shall reimburse to Chicago Inc. and IPL (97.50% and 2.50%, respectively) only an amount equal to the product of (p) 70% of January's real estate tax escrow payment, times (q) the tenant recovery factor of 85% (the "Recovery Factor"), and (II) with respect to reserves held by the Mortgage Lender on account of insurance premiums maintained by or on behalf of the Company and/or the Property, on the Initial Closing Date, Parkway shall reimburse to Chicago Inc. and IPL (97.50% and 2.50%, respectively) only an amount equal to the sum of (A) 70% of all reserves held by the Mortgage Lender on account of insurance premiums maintained by or on behalf of the Company and/or the Property as of December 31, 2004, and (B) the product of (r) 70% of January's insurance escrow payment, times (s) the Recovery Factor.  In addition, on the Initial Closing Date, Chicago LLC is distributing to each of the members in Chicago LLC (in accordance with their Percentages Interests) all cash, as of the Initial Closing Date, in any accounts of Chicago LLC (it being understood and agreed that the foregoing funds shall be distributed to Chicago Inc. and IPL, 97.50% and 2.50%, respectively).

(b)        The purchase price for the Membership Interests (the "Initial Purchase Price") is an amount equal to 90% of $46,695,000 (i.e., $42,025,500).  In addition, the parties shall prorate and adjust the following items as of the Initial Closing Date as more particularly described on a closing statement satisfactory to Chicago Inc. and Parkway, which closing statement shall be executed and delivered by Parkway and Chicago Inc. and the Company on the Initial Closing Date (the "Initial Closing Statement") (it being understood and agreed that all prorations and adjustments on the Initial Closing Date for Chicago Inc. shall be allocated and paid 97.50% to Chicago Inc. and 2.50% to IPL):  rent, additional rent, rent escalations (including estimates of rent escalations but excluding expense reimbursement revenue on account of real estate taxes and insurance premiums), interest under the Mortgage Loan (as defined in the Property Operating Agreement), security deposits, and other revenues, costs and expenses associated with the ownership, operation and maintenance of the Property (as defined in the Property Operating Agreement) (including under service contracts but excluding (x) on account of real estate taxes and insurance premiums which are addressed in the proviso in clause (a) above, and (y) Capital Expenses (as hereinafter defined) which are addressed in the second sentence of Section 4 of this Agreement).  Parkway shall pay the Initial Purchase Price to Chicago Inc., subject to the prorations and adjustments set forth on the Initial Closing Statement, by wire transfer of immediately available federal funds to the account(s) shown as an attachment to the Initial Closing Statement.  The parties hereto acknowledge and agree that the prorations and adjustments set forth on Initial Closing Statement with respect to the transfer of the Membership Interests are final and binding and not subject to recomputation, readjustment or correction.

(c)        All state and local (including county) transfer taxes and all other costs and expenses associated with the transfer of the Membership Interests shall be paid by Parkway.  Parkway shall also pay all costs, expenses and fees associated with obtaining the consents and approvals described in Section 5(a) of this Agreement.  In addition, on the Initial Closing Date, following the receipt of funds as described in Section 1 and Section 3 of this Agreement, Chicago Inc. shall pay to Parkway Realty Services LLC an amount equal to 90% of $400,000 (i.e., $360,000), as a promote fee (it being understood and agreed that Parkway hereby waives and releases any promoted interest or payments under or pursuant to the terms of Section 3.03(a)(3) of the Property Operating Agreement).

(d)        In connection with the transfer of the Membership Interests, each party shall execute and deliver any transfer declaration or other documentation or forms required to comply with any state and/or local transfer tax requirements as to the transfer of the Membership Interests.

4.         Upon the execution and delivery of the Assignment Agreement and the receipt of funds as described in Section 1 and Section 3 of this Agreement, the Chicago LLC Operating Agreement shall be deemed amended as follows: (a) Parkway shall be deemed admitted as a member in Chicago LLC; (b) the Percentage Interest of each member in Chicago LLC shall be as follows:  (i) Chicago Inc., 7.5%; (ii) IPL, 2.5%; and (iii) Parkway, 90%; and (c)  Chicago LLC shall distribute all Cash Flow (as defined in the Property Operating Agreement) and all Net Sale or Refinancing Proceeds (as defined in the Property Operating Agreement) received by Chicago LLC in accordance with the foregoing Percentage Interests.  Following the date of this Agreement, the Company Operating Agreement shall be amended as follows:  as of December 17, 2004, all capital expenditures, tenant improvements and inducements, leasing commissions, repairs, equipment purchases and any other item relating to the business of the Company that is not properly characterized as a current operating expense under Section 3.02(b)(2)(b)(i) of the Company Operating Agreement (including, without limitation, on account of proposed leases with the following proposed tenants: Bridgeport Networks, Creative circle, and an unnamed tenant taking the former Worldbook space on 19th floor) (and any and all reserves related to any of the foregoing) (all of the foregoing are collectively, "Capital Expenses") shall be deemed to be the sole responsibility of Parkway and shall not be deducted from Cash Flow, Distributable Cash Flow or Net Sale or Refinancing Proceeds; provided, however, that (A) Capital Expenses shall not include any items relating to liabilities or obligations incurred before December 17, 2004 as and to the extent specifically set forth on Schedule 1 annexed hereto and made a part hereof which amounts may be deducted from Distributable Cash Flow (in which case there will be no credit to Parkway on the Initial Closing Statement on account of such amounts), and (B) if the Second Closing (as hereinafter defined) does not occur on or before July 1, 2005 (or if the Mortgage Lender or any rating agency rejects the terms of Section 5 of this Agreement), then, in such event, after such date, Chicago Inc. and IPL (97.50% and 2.5%, respectively) (p) shall be responsible for 7% of all future Capital Expenses, and (q) shall reimburse the Company for 7% of all Capital Expenses not paid, or deducted from, Cash Flow, Distributable Cash Flow or Net Sale or Refinancing Proceeds during the period from the Initial Closing Date to such date).  Upon the execution and delivery of the Assignment Agreement and the receipt of the funds described in Section 1 and Section 3 of this Agreement, the Company Agreement shall be amended as follows:  (a) notwithstanding the terms of Article III of the Company Operating Agreement, all distributions of Cash Flow and, following April 1, 2005 (as such date may be extended pursuant to the terms of Section 5(e) hereof), Net Sale or Refinancing Proceeds shall be distributed (without deductions on account of any member loans or Capital Expenses except as set forth in clause (B) of the proviso in the immediately preceding sentence) in accordance with Applicable Percentages (it being understood and agreed that notwithstanding the terms of Section 5(b) of the Shareholders Agreement (as defined in the Company Operating Agreement), all funds received by the Company Manager under such Section 5(b) shall be distributed in accordance with Applicable Percentages); and (b) the percentages set forth in Section 9.01(c) of the Property Operating Agreement shall be deemed reduced from 70% to 7%.  Except as amended by this Agreement, all of the terms, covenants and conditions of the Property Operating Agreement, the Shareholders Agreement and the Chicago LLC Operating Agreement are hereby ratified and confirmed and shall continue to be and remain in full force and effect.

5.         (a)        Subject to the terms of clause (e) below, if at any time before April 1, 2005 (as such date may be extended pursuant to the terms of Section 5(e) hereof), Parkway and the Company have obtained the consent of the Mortgage Lender and any required rating agency to the transfer of IPL's and Chicago Inc.'s remaining membership interest in Chicago LLC (it being understood and agreed that any document or instrument evidencing such consent(s) shall be without any recourse, representation, warranty, obligation, liability or cost or expense whatsoever to IPL or Chicago Inc., or their respective affiliates) (collectively, the "Section 5 Consent"), then, in any such event, Parkway shall give written notice of such consent to IPL and Chicago Inc., and no later than three (3) business days (TIME BEING OF THE ESSENCE) following obtaining the Section 5 Consent (the "Second Closing Date"), subject to the further terms of this Section 5, IPL and Chicago Inc. shall transfer, and Parkway shall acquire, all of IPL's and Chicago Inc.'s remaining membership interests in Chicago LLC, for a purchase price (the "Second Purchase Price") equal to 10% of $46,695,000 (i.e., $4,669,500).  In addition, the parties shall prorate and adjust for each of the line items set forth on the Initial Closing Statement as of the Second Closing Date (it being understood and agreed that the amounts will be different from those set forth on the Initial Closing Statement, and shall include, without limitation, to the extent not set forth on a line item on the Initial Closing Statement a proration and adjustment for rent, additional rent, rent escalations (including estimates of rent escalations but excluding expense reimbursement revenue on account of real estate taxes and insurance premiums), interest under the Mortgage Loan, and other revenues, costs and expenses associated with the ownership, operation and maintenance of the Property (including under service contracts but excluding (x) on account of real estate taxes and insurance premiums which are addressed in the proviso in Section 3(a) of this Agreement, and (y) Capital Expenses (as hereinafter defined) which are addressed in the second sentence of Section 4 of this Agreement).  In addition, at the Second Closing (as hereinafter defined), the Company, the Company Manager and Chicago LLC shall distribute to Parkway, IPL and Chicago Inc., 90%, 7.5% and 2.5%, respectively, an amount equal to all cash, as of the Second Closing, in any accounts of the Company, the Company Manager and/or Chicago LLC and all deposits or reserves held by the Mortgage Lender (it being understood and agreed that Parkway only shall make an additional capital contribution to the Company and the Company Manager to fund the Company's and the Company Manager's distribution to Chicago LLC of Chicago LLC's Applicable Percentage of such deposits and reserves held by the Mortgage Lender); excluding, however, any deposits or reserves held by the Mortgage Lender or the Company on account of real estate taxes affecting the Property or insurance premiums.  The parties hereto acknowledge and agree the prorations and adjustments made on the Second Closing Date shall be final and binding and not subject to recomputation, readjustment or correction.  IPL, Chicago Inc. and Parkway acknowledge and agree that no additional purchase and sale contract shall be required to be executed and delivered in connection with the transactions contemplated by this Section 5, it being understood and agreed that the terms of this Section 5 shall constitute a purchase and sale contract.

(b)        The following procedures shall apply to the closing (the "Second Closing") of the transfer of membership interests contemplated by this Section 5 on the Second Closing Date:

1.         At the Second Closing, (p) Parkway shall pay to IPL and Chicago Inc. the Second Purchase Price pro rata (based on the following percentages:  (x) IPL, 25%, and (y) Chicago Inc., 75%) by wire transfer of immediately available federal funds to the accounts identified in writing by IPL and Chicago Inc. prior to the Second Closing, and (q) each of Parkway, IPL and Chicago Inc. shall execute and deliver a closing statement reflecting the Second Purchase Price and the prorations and adjustments described in clause (a) above (it being understood and agreed that all prorations and adjustments at the Second Closing shall be allocated and paid 90.00% to Parkway, 7.50% to Chicago Inc. and 2.50% to IPL).

2.         At the Second Closing and upon receipt of the funds described in clause (1) above, IPL and Chicago Inc. shall each execute and deliver (x) an assignment of its remaining membership interests in Chicago LLC in the form of the Assignment Agreement, without recourse, representation or warranty whatsoever, except for the representation that, subject to the terms of the loan documents evidencing and/or securing the Mortgage Loan, the Property Operating Agreement, the Shareholders Agreement and/or the Chicago LLC Operating Agreement, IPL and Chicago Inc., as the case may be, owns its right, title and interest in and to Chicago LLC, free and clear of all liens, charges and encumbrances, and (y) a FIRPTA certificate in the form annexed hereto as Exhibit A-1 hereto.

3.         At the Second Closing and upon receipt of the funds described in clause (1) above, each of Parkway, IPL and Chicago Inc. shall execute and deliver (I) the Releases in the form set forth on Exhibit C and Exhibit C-1 annexed hereto and made a part hereof, as the case may be, and (II) any transfer declaration or other documentation or forms required to comply with any state and/or local (including county) transfer tax requirements as to the transactions contemplated by this Section 5 (it being understood and agreed that all state and local (including county) transfer taxes and all other costs and expenses associated with consummating the transactions contemplated by this Section 5 shall be paid by Parkway.  In addition, on the Second Closing Date, upon receipt of the funds described in clause (1) above, IPL and/or Chicago Inc. shall pay to Parkway Realty Services LLC an amount equal to 10% of $400,000 (i.e., $40,000), as a promote fee (it being understood and agreed that Parkway hereby waives and releases any promoted interest or payments under or pursuant to the terms of Section 3.03(a)(3) of the Property Operating Agreement).

(c)        Each of Parkway, IPL and Chicago Inc. hereby agrees that, to the extent allowed by applicable law, its obligations under this Agreement shall be primary, absolute, and unconditional, irrespective of and unaffected by the nature and condition of the Property as of the Initial Closing Date and/or the Second Closing, as the case may be, the suitability of the Property for any and all activities and uses which Parkway or its Affiliates may elect to conduct thereon, the existence, nature and extent of any lease, right to possession or use, or any other matter affecting title to the Property, whether the use or operation of the Property complies with any and all laws, ordinances or regulations of the any government or other regulatory body, the rents, profits or other income to be derived from the Property, or any other matter or thing regarding the Property.  NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN OR ELSEWHERE, EXCEPT AS SET FORTH IN CLAUSE (b)(2) ABOVE, THE CONVEYANCE UNDER THIS SECTION 5 SHALL BE ON A COMPLETELY "AS-IS," "WHERE-IS" BASIS.  NEITHER IPL NOR CHICAGO INC. HAS MADE, DOES MAKE AND EACH SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY.

(d)        At the Second Closing and upon the receipt of the funds as described in clause (1) above John Fraser, Jonathan Dracos and Edward Lord (or any other person appointed by Chicago LLC) shall be deemed to have resigned as members of the Manager's Investment Committee (as defined in the Property Operating Agreement) and as directors and/or officers of the Company, the Company Manager and Chicago LLC, as applicable.

(e)        If Parkway does not obtain the Section 5 Consent on or before April 1, 2005 (TIME BEING OF THE ESSENCE), then, in any such event, the terms of clauses (a), (b) and (d) of this Section 5 shall terminate and be of no further force or effect and neither IPL nor Chicago Inc. shall have any obligation whatsoever to transfer, and Parkway shall have no right whatsoever to acquire, IPL's or Chicago Inc.'s remaining membership interests in Chicago LLC; provided, however, that subject to the further terms of this clause (e), if Parkway does not obtain the Section 5 Consent on or before April 1, 2005, then, in such event, Parkway shall have the right to extend such April 1, 2005 date up to three (3) times for an additional period of up to thirty (30) days each (i.e., to May 1, 2005, June 1, 2005 and July 1, 2005) (it being understood and agreed that such April 1, 2005 date shall not be extended past July 1, 2005, TIME BEING OF THE ESSENCE); provided, however, further that Parkway shall have no right to extend the terms of this Section 5(e) (x) unless Parkway has given written notice to IPL and Chicago Inc. no later than least three (3) business days prior to the expiration of such date (i.e., March 29, 2005, April 27, 2005 and May 27, 2005), and (y) if at any time the Mortgage Lender or any required rating agency rejects the terms of this Section 5.

(f)         Supplementing any other indemnity set forth in, or contemplated by, this Agreement, Parkway hereby covenants and agrees to indemnify, defend and hold Chicago Inc. and IPL (together with each of its partners, officers, directors, agents, contractors, employees and representatives and any partner of the foregoing) harmless from and against all claims, demands, causes of actions, judgments, damages, costs and expenses (including, without limitation, attorneys' fees and court costs), deficiencies, settlements and investigations which relate to matters, actions or omissions arising or occurring on or after the Second Closing Date, which arise out of or are based upon (a) any accident, injury, death or damage whatsoever caused to any person or entity or loss of property occurring in or about the Property or any part thereof, or on any other property connected with or adjacent thereto, (b) the ownership, operation, management, business and/or affairs of the Company, the Company Manager, Chicago LLC and/or the Property, and/or (c) any claim by the Mortgage Lender (or any other person) related to the Mortgage Loan.

(g)        Parkway shall use its best efforts to obtain the Section 5 Consent on or before April 1, 2005 (as such date may be extended pursuant to the terms of Section 5(e) hereof) from the Mortgage Lender and/or any required rating agency, and IPL and Chicago Inc. shall use their best efforts to assist and cooperate with obtaining the Section 5 Consent on or before such date.  On or before the Second Closing, Parkway shall pay all costs, expenses (including, without limitation, attorneys' fees and expenses) and fees associated with obtaining the Section 5 Consent.

(h)        If the Second Closing occurs, then, income tax allocations shall be determined as though the tax year of Chicago LLC ended on the Second Closing Date.

6.         (a) Chicago Inc. hereby represents and warrants to Parkway the following:  (i) Chicago Inc. is a corporation duly organized, validly existing and in good standing in the state of Delaware, (ii) the execution and delivery of this Agreement and the performance of Chicago Inc.'s obligations hereunder have been duly authorized by all necessary action on the part of Chicago Inc.; (iii) Chicago Inc. has good title in and to the Membership Interests, free and clear of any and all liens, charges and encumbrances other than the loan documents evidencing and/or securing the Mortgage Loan, the Property Operating Agreement, the Shareholders Agreement and/or the Chicago LLC Operating Agreement (a true, correct and complete copy of which is annexed hereto and made a part hereof as Exhibit B); and (iv) Chicago Inc. has not contacted or agreed to pay any agent, broker or other similar party with respect to the transactions contemplated by this Agreement.

(b)        Parkway hereby represents and warrants to Chicago Inc. the following:  (i) Parkway is a limited partnership duly organized, validly existing and in good standing in the state of Delaware, (ii) the execution and delivery of this Agreement and the performance of Parkway's obligations hereunder have been duly authorized by all necessary action on the part of Parkway; and (iii) Parkway has not contacted or agreed to pay any agent, broker or other similar party with respect to the transactions contemplated by this Agreement.

(c)        PARKWAY HEREBY EXPRESSLY ACKNOWLEDGES THAT IT HAS INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY PARKWAY IN ORDER TO ENABLE PARKWAY TO EVALUATE THE PURCHASE OF THE MEMBERSHIP INTERESTS.  PARKWAY REPRESENTS THAT IT IS A KNOWLEDGEABLE PURCHASER OF REAL ESTATE AND RETAIL OFFICE PROPERTIES AND THAT, EXCEPT AS SET FORTH IN THIS AGREEMENT, IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PARKWAY'S CONSULTANTS, AND THAT PARKWAY HAS CONDUCTED SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF.  PARKWAY FURTHER ACKNOWLEDGES AND AGREES THAT PARKWAY IS ACQUIRING THE MEMBERSHIP INTERESTS ON AN "AS IS, WHERE IS" BASIS WITHOUT REPRESENTATIONS OR WARRANTIES OTHER THAN THOSE SET FORTH HEREIN AND THE ASSIGNMENT AGREEMENT.

7.         The parties hereto acknowledge and agree that (a) for taxes purposes the transfer of the Membership Interests will cause a termination and dissolution of the Company and Chicago LLC pursuant to the Property Operating Agreement, the Chicago LLC Operating Agreement and Section 708 of the Internal Revenue Code of 1986, as amended, (b) tax allocations by the Company and Chicago LLC to Parkway, Chicago LLC, the Company Manager, Chicago Inc. and IPL, respectively, will be determined as though the tax year of the Company and Chicago LLC ended on the Initial Closing Date hereof, and (c) the Company and Chicago LLC shall provide Parkway, Chicago LLC, the Company Manager, Chicago Inc. and IPL, respectively, with all required tax information (including Form K-1's) as soon as practicable, and in no event later than the time that such information is required to be provided to Parkway, Chicago LLC, the Company Manager, Chicago Inc. and IPL, respectively, (determined without regard to any extensions other than extensions to which such person consents).

8.         (a) All notices, demands, requests, consents and waivers under this Agreement shall be in writing, shall refer to this Agreement and shall be (i) delivered personally, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a nationally recognized overnight courier, or (iv) sent by telecopier, with written confirmation of the receipt of such telecopy, addressed as set forth below. If delivered personally, any notice shall be deemed to have been given on the first (1st) business day on or after the date delivered or refused. If mailed, any notice shall be deemed to have been given on the earlier to occur of the first (1st) business day on or after the date of delivery or the third (3rd) business day after such notice has been deposited in the U.S. mail in accordance with this Section 8(a).  If sent by overnight courier, any notice shall be deemed to have been given on the first (1st) business day on or after the date following the date such notice was delivered to or picked up by the courier. If sent by telecopier, any notice shall be deemed to have been given (I) on the first (1st) business day on or after the date sent, if confirmation of receipt hereof is given on or before 5:00 p.m. (New York City time), or (II) on the next business day, if confirmation of receipt thereof is given after 5:00 p.m. (New York City time). Copies of all notices shall be given in accordance with the above as follows:

If to Parkway, to:          Parkway Properties LP
                                    One Jackson Place, Suite 1000
                                    Jackson, MS 39201
                                    Attention:  Marshall Loeb and James Ingram
                                    Telephone:  (601) 948-4091
                                    Facsimile:  (601) 949-4077

With a copy to:             Forman Perry Watkins Krutz & Tardy, PLLC
                                    One Jackson Place, Suite 1200
                                    188 East Capitol Street
                                    Jackson, MS 39201
                                    Attention:  Steven M. Hendrix
                                    Telephone:  (601) 960-8600
                                    Facsimile:  (601) 960-8609

If to Chicago Inc.

or IPL, to:                    Investcorp International, Inc.
                                    280 Park Avenue, 37th Floor
                                    New York, NY 10017
                                    Attention:  F. Jonathan Dracos
                                    Telephone:  (212) 599-4700
                                    Facsimile:  (212) 983-7073

With a copy to:             Gibson, Dunn & Crutcher LLP

                                    200 Park Avenue

                                    New York, NY  10016

                                    Attention:  David J. Furman, Esq.

                                    Telephone:  (212) 351-3992

                                    Facsimile:  (212) 351-4035

Any party hereto may change its address for notice by giving three days prior written notice thereof to the other party.

(b)        Any counsel designated above or any replacement counsel which may be designated respectively by either party or such counsel by written notice to the other party is hereby authorized to give notices hereunder on behalf of its respective client.

9.         Miscellaneous.

(a)        This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware.

(b)        All of the terms, representations, warranties, and other provisions of this Agreement shall survive and remain in effect after the date hereof.

(c)        This Agreement shall inure to the benefit of the transferees, successors, assigns, heirs, beneficiaries, executors, administrators, partners, agents, employees, and representatives of each party; provided, however, that Parkway may not assign its rights, obligations or liabilities under this Agreement.

(d)        This Agreement may be executed in multiple counterparts each of which may be deemed an original and shall become effective when the separate counterparts have been exchanged among the parties.

(e)        Upon the written request of any party hereto, from time to time, from and after the date hereof, the other parties shall do, execute, acknowledge and deliver, at the sole cost and expense of the requesting party, such further acts, deeds, conveyances, assignments, notices of assignment or transfer and assurances as are reasonably necessary in order to better assure, convey, grant, assign, transfer and confirm upon the requesting party the rights now or hereafter intended to be granted under this Agreement or any other instrument executed in connection with this Agreement; provided, however, that no party shall be obligated to provide any further assurance that would increase the liabilities or obligations of such party hereunder or reduce the rights and benefits of such party hereunder.  The parties acknowledge and agree that since this Agreement is being executed (or acknowledged) and delivered by the members in the Company, the approval of the transactions contemplated by this Agreement by the members of the Investment Committee or the Board (as such terms are defined in the Chicago LLC Operating Agreement) is not required.

(f)         This Agreement may not be amended or supplemented except in writing executed by the party against whom enforcement is sought.

(g)        If any party hereto brings any action or suit against another party hereto by reason of any breach of any of the agreements or provisions of this Agreement, then, in such event, the prevailing party, as determined in such action or suit, shall be entitled to have and recover from the other party or parties all costs and expenses of such action or suit, including, without limitation, reasonable attorneys' fees and expenses resulting therefrom; it being understood and agreed that the determination of the prevailing party shall be included in the matters which are the subject of such action or suit.

(h)        The parties hereto acknowledge that each party has reviewed this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.  No provision of this Agreement shall be deemed to have been waived by either party unless the waiver is in writing and signed by that party.  No custom or practice which may evolve between the parties hereto during the term of this Agreement shall be deemed or construed to waive or lessen the right of either of the parties hereto to insist upon strict compliance of the terms of this Agreement.

(i)         Unless otherwise required by applicable law upon the advice of legal counsel (in which case, the disclosing party shall first consult with the other party prior to making any disclosure), Parkway, PPI, Chicago Inc., IPL, Chicago LLC, the Company and the Company Manager shall not make any disclosure (whether or not in response to any inquiry) of the subject matter of this Agreement or the transactions contemplated hereby, including any public announcement or press release regarding the subject matter of this Agreement or the transactions contemplated thereby unless approved by Parkway and IPL, prior to release.  IPL and Chicago Inc. (x) have approved the press release in the form set forth on Schedule 2 annexed hereto and made a part hereof, and (y) only require prior approval of any related prospectus or offering documents to the extent the same refer to Chicago Inc., IPL, Chicago LLC or Investcorp.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereof as of the date first set forth above.

PARKWAY:

PARKWAY PROPERTIES LP
a Delaware limited liability partnership

By:       Parkway Properties General Partners, Inc.,
            a Delaware corporation, its General Partner

By:

Name:

Title:

By:

Name:

Title:

CHICAGO INC.:

233 CHICAGOINVEST, INC.

By:

Name:

Title:

CHICAGO OFFICEINVEST, LLC, PARKWAY 233 NORTH MICHIGAN, LLC AND PARKWAY 233 NORTH MICHIGAN MANAGER, INC. HEREBY ACCEPT ALL OF THE TERMS, COVENANTS AND CONDITIONS OF THIS AGREEMENT AND AGREE TO PERFORM ALL ACTS AND TO EXECUTE AND/OR DELIVER ALL DOCUMENTS AND INSTRUMENTS REQUIRED OF CHICAGO OFFICEINVEST, LLC, PARKWAY 233 NORTH MICHIGAN, LLC AND/OR PARKWAY 233 NORTH MICHIGAN MANAGER, INC. AS CONTEMPLATED BY THIS AGREEMENT:

CHICAGO OFFICEINVEST, LLC

By:

Name:

Title:

PARKWAY 233 NORTH MICHIGAN, LLC,

By:       Parkway 233 North Michigan Manager, Inc.,
            a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

PARKWAY 233 NORTH MICHIGAN MANAGER, INC.,

By:

Name:

Title:

By:

Name:

Title:

INVESTCORP PROPERTIES LIMITED HEREBY ACCEPTS ALL OF THE TERMS, COVENANTS AND CONDITIONS OF SECTION 5 OF THIS AGREEMENT AND AGREES TO EXECUTE AND/OR DELIVER ALL DOCUMENTS AND INSTRUMENTS REQUIRED OF INVESTCORP PROPERTIES LIMITED AS CONTEMPLATED BY SECTION 5 OF THIS AGREEMENT:

INVESTCORP PROPERTIES LIMITED

By:

Name:

Title:

EXHIBIT A

FORM OF ASSIGNMENT OF MEMBERSHIP INTERESTS

This ASSIGNMENT OF MEMBERSHIP INTERESTS is executed and delivered as of January 18, 2005, by 233 CHICAGOINVEST, INC. ("Assignor"), a Delaware corporation, in favor of PARKWAY PROPERTIES LP ("Assignee"), a Delaware limited partnership.

WITNESSETH

WHEREAS, pursuant to that certain Agreement and Amendment, dated as of January 5, 2005, by and between Assignor and Assignee (the "Agreement"), Assignor has, among other things, agreed to grant, convey, sell, assign and transfer to Assignee ninety percent (90%) of the membership interests in Chicago OfficeInvest, LLC, a Delaware limited liability company (the "Company"), including, without limitation, 90% of Assignor's right to profits, losses and distributions after the date hereof (the "Membership Interests"), so that following the consummation of this assignment of such Membership Interests from Assignor to Assignee, Assignee shall own ninety percent (90%) of the Membership Interests in the Company.

NOW, THEREFORE, for and in consideration of certain good and valuable consideration set forth in the Agreement, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby grant, convey, sell, assign and transfer unto Assignee, its legal representatives, successors, successors in title and assigns, the Membership Interests.  Assignor hereby represents and warrants that subject only to the terms of the loan documents evidencing and/or securing the Mortgage Loan, the Property Operating Agreement, the Shareholders Agreement and/or the Chicago LLC Operating Agreement, as the case may be, Assignor owns its right, title and interest in and to Chicago LLC, free and clear of all liens, charges and encumbrances.

To have and to hold the aforesaid Membership Interests unto Assignee, and the legal representatives, successors, successors in title and assigns of Assignee, forever.

IN WITNESS WHEREOF, Assignor has signed and delivered this instrument as of the date first above written.

ASSIGNOR:

233 CHICAGOINVEST, INC.

By:

Name:

Title:

EXHIBIT A-1

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by 233 CHICAGOINVEST, INC. ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor.

1.         Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.         Transferor's U.S. employer identification number is 01-0656949; and

3.         Transferor's office address is 280 Park Avenue, New York, New York  10017.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

EXECUTED this 18th day of January, 2005.

233 CHICAGOINVEST, INC.

By:

Name:

Title:

EXHIBIT B

OPERATING AGREEMENT OF
CHICAGO OFFICEINVEST, LLC

EXHIBIT C

PARKWAY RELEASE

Reference is made to that certain Agreement and Amendment, dated as of January 5, 2005 (the "Agreement"), by and between among Parkway Properties, LP, a Delaware limited partnership ("Parkway") and 223 ChicagoInvest, Inc., a Delaware corporation ("Chicago Inc.").  Capitalized terms used in this Release but not defined herein shall have the respective meanings set forth in the Agreement.

Parkway, on behalf of itself, successors, assigns and affiliates (and person claiming by, through or under any of them) (collectively, "Parkway Releasors") (i) acknowledges that it will receive benefits through the consummation of the transactions contemplated by the Agreement, and (ii) does hereby remise, release and forever discharge Chicago Inc. and IPL and their successors, assigns, officers, directors, agents, employees and counsel, from all manner of actions, causes of action, suits, debts, sums of money, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, at law or in equity, which Parkway Releasors or their respective successors or assigns ever had, now has or hereafter can, shall or may have, for, upon or by reason of any interest in the Company, the Company Manager, Chicago LLC and/or the Property, or any agreement, instrument, matter, cause or thing whatsoever (including, without limitation, the Property Operating Agreement, the Chicago LLC Operating Agreement and the Shareholders Agreement and/or any document or instrument evidencing or securing the Mortgage Loan), provided that the terms of this Release shall not release Chicago Inc. or IPL, as the case may be, from any of the liabilities and/or obligations set forth in Section 5(h), Section 7, Section 9(e) and/or Section 9(i) of the Agreement.

PARKWAY PROPERTIES LP
a Delaware limited liability partnership

By:       Parkway Properties General Partners, Inc.,
            a Delaware corporation, its General Partner

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT C-1

INVESTCORP RELEASE

Reference is made to that certain Agreement and Amendment, dated as of January 5, 2005 (the "Agreement"), by and between among Parkway Properties, LP, a Delaware limited partnership ("Parkway") and 223 ChicagoInvest, Inc., a Delaware corporation ("Chicago Inc.").  Capitalized terms used in this Release but not defined herein shall have the respective meanings set forth in the Agreement.

IPL and Chicago Inc., each on behalf of itself, successors, assigns and affiliates (and person claiming by, through or under any of them) (collectively, "Investcorp Releasors") (i) acknowledges that it will receive benefits through the consummation of the transactions contemplated by the Agreement, and (ii) does hereby remise, release and forever discharge Parkway and its successors, assigns, officers, directors, agents, employees and counsel, from all manner of actions, causes of action, suits, debts, sums of money, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, at law or in equity, which Investcorp Releasors or their respective successors or assigns ever had, now has or hereafter can, shall or may have, for, upon or by reason of any interest in the Company, the Company Manager, Chicago LLC and/or the Property, or any agreement, instrument, matter, cause or thing whatsoever (including, without limitation, the Property Operating Agreement, the Chicago LLC Operating Agreement and the Shareholders Agreement and/or any document or instrument evidencing or securing the Mortgage Loan), provided that the terms of this Release shall not release Parkway from any of the liabilities and/or obligations set forth in Section 5(f), Section 5(h), Section 7, Section 9(e) and/or Section 9(i) of the Agreement.

233 CHICAGOINVEST, INC.

By:

Name:

Title:

INVESTCORP PROPERTIES LIMITED

By:

Name:

Title:

SCHEDULE 1

EXCLUDED CAPITAL EXPENSES

SCHEDULE 2

PRESS RELEASE

80316124_5.DOC